Exhibit 99.1
Deerfield Capital Corp.
Effective Rate and Net Return Analysis (Unaudited) (1)
2008 Quarterly
(Dollars in thousands)

	Three months ended March 31, 2008
	Average	Interest	Effective
	Balance (2)	Income	Rate (3)
Investments:
RMBS, U.S. Treasury bills and other securities (4)	$3,377,936	$43,037	5.10%
Assets held in CLO (Market Square)	272,469	5,227	7.67%
Assets held in CLO (Middle Market)	312,300	8,241	10.56%
Other corporate debt	169,843	4,845	11.41%

	$4,132,548	$61,350	5.94%

	Average	Interest	Effective
	Balance (2)	Expense	Rate (3)

Short-term debt:
Repurchase agreements and other short-term debt (5) (6)	$2,980,468	$36,585	4.91%
Long-term debt:
Market Square	276,000	3,356	4.86%
Middle Market	231,000	2,956	5.12%
Revolving warehouse facility	74,935	501	2.67%
Series A & B Notes	71,266	1,942	10.90%
Trust preferred securities (TPS)	123,717	2,260	7.31%

	$3,757,386	$47,600	5.07%

		Net Interest	Net
		Income (7)	Return (8)

Net return on average investment:
RMBS, U.S. Treasury bills and other securities		$6,452	0.76%
Assets held in CLO (Market Square)		1,871	2.75%
Assets held in CLO (Middle Market)		5,285	6.77%
Other corporate debt		4,344	10.23%

Total net return before TPS & Series A & B Notes		17,952	1.74%
TPS & Series A & B Notes		(4,202)	-0.41%

Total net return		$13,750	1.33%

			Return on
		Average Net	Average Net
		Investment	Investment

Net return on average net investment (9):
RMBS, U.S. Treasury bills and other securities		$397,468	6.49%
Assets held in CLO (Market Square)		24,000	31.18%
Assets held in CLO (Middle Market)		69,000	30.64%
Other corporate debt		94,908	18.31%

Total net return excluding TPS & Series A & B Notes		$585,376	12.27%

Total net return including TPS & Series A & B Notes		$390,393	14.09%

(1)	This supplemental information is subject to various significant limitations, including that it is being provided solely for general informational purposes; it is based on unaudited financial information; it is subject to revision; the past results presented are not necessarily indicative of future results; the Company makes no representation about the appropriateness of the information in making investment decisions; the portfolio instruments that constitute each asset category reflect judgments by the Company and are subject to change; the information is qualified in its entirety by the following documents available on this website—the Company’s Annual Report for 2007 on Form 10-K filed with the SEC, as amended, the Company’s subsequent report on Form 10-Q filed with the SEC and the Company’s press release, dated May 12, 2008, announcing its most recent quarterly earnings including the “Notes to Press Release”.

(2)	Average Balance is calculated based on the daily balances with the exception of Assets held in CLOs, Other corporate debt and Long-term debt, which are based on monthly balances.

(3)	Effective Rate is calculated by dividing Interest Income or Interest Expense by the respective Average Balance. The Effective Rate is annualized.

(4)	RMBS, U.S. Treasury bills and other securities includes interest earning cash and short-term investments not held in a CLO.

(5)	This calculation includes the amortization of de-designated and terminated hedging activity resulting in an increase to Interest Expense of $5,253 for the three months ended March 31, 2008.

(6)	Repurchase agreements include an immaterial amount related to Other corporate debt; however, these amounts are included in the RMBS Net Return calculations.

(7)	Net Interest Income excludes “Provision for loan losses”, “Investment Advisory Fees”, “Expenses” and “Other income and gain (loss)”, reported in the Company’s Condensed Consolidated Statements of Operations included in its Form 10-Q for the first quarter of 2008 filed with the SEC.

(8)	Net return on average investment is calculated by dividing Net Interest Income by the investment Average Balance, and the return is annualized.

(9)	Net return on average net investment is calculated by dividing the Net Interest Income by the respective Average Net Investment. Average Net Investment is calculated for RMBS and Other corporate debt by taking their investment Average Balance less the respective debt Average balance. Average Net Investment for the Loans held in Market Square CLO and Middle Market CLO is their initial equity of $24,000 and $69,000, respectively. The Return on Average Net Investment is annualized.